As Filed with the Securities and Exchange Commission on October 5, 2001

Registration No. 333-__________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SKECHERS U.S.A., INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	5139 (Primary Standard Industrial Classification Code Number)	95-4376145 (I.R.S. Employer Identification Number)

228 Manhattan Beach Boulevard
Manhattan Beach, California 90266
(310) 318-3100
(310) 318-5109 (fax)
(Address of Principal Executive Offices)

AMENDED AND RESTATED
1998 STOCK OPTION, DEFERRED STOCK
AND RESTRICTED STOCK PLAN
(Full title of the plan)

Robert Greenberg
Chairman of the Board and Chief Executive Officer
228 Manhattan Beach Boulevard
Manhattan Beach, California 90266
(310) 318-3100
(310) 318-5109 (fax)
(Name, address, including zip code, and telephone number, including area code, of Agent for Service)

Copies to

Thomas J. Poletti, Esq.
Ted Weitzman, Esq.
Kirkpatrick & Lockhart LLP
10100 Santa Monica Blvd., 7th Floor
Los Angeles, CA 90067
Telephone (310) 552-5000
Facsimile (310) 552-5001

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
	Amount to be	offering price	aggregate offering	Amount of
Title of securities to be registered	registered(1)	per share(2)	price(2)	registration fee

Class A Common Stock, $.001 par value(3)	3,000,000	$10.55	$31,650,000	$7,913

(1)	5,215,154 shares of Class A Common Stock were registered on September 13, 1999. The foregoing fee is for the registration of the additional 3,000,000 shares of Class A Common Stock covered by this Registration Statement.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) of the Securities Act of 1933, as amended.

(3)	Based upon the average of the high and low prices of the Class A Common Stock on October 2, 2001 in accordance with Rule 457(c) of the Securities Act of 1933, as amended.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing information specified in this Part I are being separately provided to the Registrant’s employees, officers, directors and consultants as specified by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The documents listed in paragraphs (a) through (f) below are hereby incorporated by reference in this Registration Statement. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereto from the date of filing of such documents.

(a)	Registrant’s Annual Report on Form 10-K for the year ended December 31, 2000 filed with the SEC on April 2, 2001;

(b)	Registrant’s Quarterly Report for the quarter ended March 31, 2001 filed with the SEC on May 15, 2001;

(c)	Registrant’s Quarterly Report for the quarter ended June 30, 2001 filed with the SEC on August 14, 2001;

(d)	Registrant’s Current Report on Form 8-K filed with the SEC on March 27, 2001;

(e)	Registrant’s Definitive Proxy Statement filed with the SEC on April 30, 2001; and

(f)	The description of the Common Stock contained in Registrant’s Registration Statement on Form 8-A filed with the SEC on August 20, 1998, as amended by its Form 8-A/A filed with the SEC on May 3, 1999, including any amendment or report filed for the purpose of updating such description.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law allows for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the “ Securities Act”). Article VIII of the Registrant’s Amended and Restated Certificate of Incorporation and Article VII of the Registrant’s Bylaws, as amended, provide for indemnification of the Registrant’s directors, officers, employees, and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law. The Registrant has also entered into agreements with its directors and executive officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors to the fullest extent not prohibited by law to the extent such costs or expenses are not covered by existing directors and officers insurance. The Registrant carries directors and officers liability insurance covering its directors and officers against liability asserted against or incurred by the person arising out of his or her capacity as a director or officer, including any liability for violations of the Securities Act or the Exchange Act, subject to some exclusions and coverage limitations.

Item 7.  Exemption From Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

Exhibit Numbers	Description

4.1	Amended and Restated 1998 Stock Option, Deferred Stock and Restricted Stock Plan.(1)

4.2	Form of Stock Option Agreement for the 1998 Stock Option, Deferred Stock and Restricted Stock Plan.(2)

4.3	Form of Deferred Stock and Restricted Stock Agreement for the 1998 Stock Option, Deferred Stock and Restricted Stock Plan.(3)

4.4	Amendment No. 1 to Amended and Restated 1998 Stock Option, Deferred Stock and Restricted Stock Plan.

5	Opinion of Kirkpatrick & Lockhart LLP as to the validity of the securities being registered.

23.1	Consent of KPMG LLP.

23.2	Consent of Kirkpatrick & Lockhart LLP (contained in Exhibit 5).

(1)	Incorporated by reference to Exhibit 4.1 of Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-60065) as filed with the SEC on May 12, 1999.

(2)	Incorporated by reference to Exhibit 10.2 of Registrant’s Registration Statement on Form S-8 (File No. 333-87011) as filed with the SEC on September 13, 1999.

(3)	Incorporated by reference to Exhibit 10.3 of Registrant’s Registration Statement on Form S-8 (File No. 333-87011) as filed with the SEC on September 13, 1999.

Item 9.  Undertakings.

     The undersigned Registrant hereby undertakes:

     (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification by the Registrant for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 6 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manhattan Beach, State of California, on this 1st day of October, 2001.

SKECHERS U.S.A., INC.

By:	/s/ ROBERT GREENBERG Robert Greenberg Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes an appoints Robert Greenberg, Michael Greenberg and David Weinberg, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ ROBERT GREENBERG Robert Greenberg	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	October 1, 2001

/s/ MICHAEL GREENBERG Michael Greenberg	President and Director	October 1, 2001

/s/ DAVID WEINBERG David Weinberg	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	October 1, 2001

/s/ JEFFREY GREENBERG Jeffrey Greenberg	Director	October 1, 2001

John Quinn	Director

/s/ ROBERT SIEGEL Robert Siegel	Director	October 1, 2001

Richard Siskind	Director